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                                                                   EXHIBIT 10.22
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of November 9, 2000 by
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and between DAOU Systems, Inc., a Delaware corporation ("Company"), and James T.
                                                         -------
Roberto, an individual resident of California ("Employee").
                                                --------

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1.  Effective Date. Employee's employment with the Company will commence
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November 9, 2000 (the "Effective Date").
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2.  Employment Terms and Duties.
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    2.1  Employment.  The Company employs Employee, and Employee accepts
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employment by the Company (the "Employment"), upon the terms and
                                ----------
conditions set forth in this Agreement.

    2.2  At-Will Employment. Employee's employment relationship with the
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Company is at-will, terminable by either the Company or Employee at any time and for or no reason, and with or without "Cause" as defined in Section 7.2 of this Agreement. Although certain provisions of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement may be construed as a guarantee of Employee's employment for any length of time.

     2.3  Duties.  Effective upon his appointment by the Company's Board of
          ------
Directors ("Board"), Employee will serve as President and Chief Executive
            -----
Officer of the Company and will have such reasonable duties as are assigned or delegated to Employee by the Board. Employee will: (i) devote his entire business time, attention, skill, and energy exclusively to the business of the Company; (ii) use his best efforts to promote the success of the Company's business; and (iii) cooperate fully with the Board in the advancement of the best interests of the Company.

     2.4  Election to the Board.  The Board agrees to appoint Employee as a
          ---------------------
member of the Board on November 9, 2000.

     2.5  Consulting Services to Sterltech and the VanKoevering Company and
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Participation on Outside Boards of Directors.
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          (a) Notwithstanding the provisions of Section 2.3, for a period not to exceed 120 days from the Effective Date, Employee will be permitted to provide services as a consultant to Sterltech Corporation and the VanKoevering Company, provided that performance of this consulting does not interfere with or diminish the performance by Employee of his duties set forth in Section 2.3. Employee agrees that he will not provide consulting services to any company beyond the period described in this Section without the express written permission of the Board. If the Company terminates Employee's employment because he continues service in a

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consultant capacity to any company beyond the period defined in this Section without the Board's prior written approval in violation of this Section 2.5, his termination will be for "Cause" as defined in Section 7.2 of this Agreement.

          (b) Notwithstanding the provisions of this Section 2.5, Employee shall be permitted to participate as a member of the board of directors of other corporations provided that (i) such participation does not interfere with or diminish the performance by Employee of his duties set forth in Section 2.3, and
(ii) Employee obtains the prior written consent of the Board (which consent will not unreasonably be withheld). Employee agrees to resign from any such boards of directors at the request of the Board if the Board concludes, in its discretion, that the participation of Employee on such board of directors is not in the best interest of the Company.

     2.6  Compliance with the Company's Policies.  Employee acknowledges and
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agrees that compliance with the Company's policies, practices and procedures is a term and condition of the Employment. Employee agrees to execute and comply with the terms and conditions of the Company's Employee Confidentiality and Inventions Agreement, a copy of which is attached as Exhibit A and is
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incorporated by this reference.

3.  Compensation.
    ------------

    3.1  Salary.  From the Effective Date through either March 10, 2001 or the
         ------
date on which Employee terminates his consulting relationship with Sterltech Corporation and tveyes.com, whichever is sooner, Employee will be paid salary in the amount of Twenty Four Thousand Dollars ($24,000) per month, less any applicable state and federal taxes or other payroll deductions (the "Initial
                                                                     -------
Salary").  From March 11, 2001 or the date on which Employee terminates his
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consulting relationship with Sterltech Corporation and tveyes.com , Employee's salary will increase to Thirty Thousand Dollars ($30,000) per month, less any applicable state and federal taxes or other payroll deductions (the "Salary").
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Any adjustment to the Salary is at the sole discretion of the Company.

     3.2  Benefits.  Employee will be permitted to participate in such sick
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leave, pension, profit sharing, life insurance, hospitalization, long term disability, major medical and other employee benefit plans of the Company (collectively, the "Benefits"), that may be in effect from time to time for
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management level employees, to the extent that Employee is eligible under the terms of those plans.

     3.3  Additional Compensation.  Employee may be eligible, as additional
          -----------------------
compensation for the services rendered by Employee pursuant to this Agreement, for a quarterly bonus at the discretion of the Board and in an amount to be determined by the Board, in accordance with the Company's Incentive Compensation Plan (the "Additional Compensation"). In order to be eligible for the Additional
           -----------------------
Compensation, Employee shall be employed by the Company on the date that the Additional Compensation, if any, is customarily distributed by the Company.

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     3.4  Compensation upon Change of Control.
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          (a)  In the event of a "Change of Control," as defined in this
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Agreement, on or before February 8, 2001, Employee will receive three percent
(3%) of the net purchase price for the Company.

          (b)  "Change in Control" is defined to have occurred if, and only if:
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               (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the
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"beneficial owner" (as defined in Rule 13d-3 of the General Rules and
Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;


              (ii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company ("Transaction"), in each
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case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction; or

             (iii) all or substantially all of the assets of the Company are sold, liquidated or distributed.

4.  Growth Incentive.
    ----------------

    4.1  Grant of Options.  On, or as soon as practicable after, the Effective
         ----------------
Date, the Company will grant to Employee options to purchase One Million, Five Hundred Thousand (1,500,000) shares of the Company's Common Stock (the "Options"), of which 1,000,000 Options shall be issuable under the Company's
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 1996 Stock Option Plan (the "Plan"), and 500,000 Options shall be issuable
                              ----
outside of the Plan. The Options granted pursuant to the Plan will consist of incentive stock options as defined in Internal Revenue Code Section 422(b) to the extent permitted by applicable law and the balance will be non-qualified options (non-statutory options). All of the Options granted outside of the Plan will be non-qualified/non-statutory options. The exercise price for the Options will be the closing price per share of the Company's Common Stock on the date of grant. In addition to the terms set forth in this Section 4, all of the Options (whether or not issued pursuant to the Plan) will be subject to such other terms, conditions and limitations as generally are included in the Plan and in any related stock option agreement, as well as applicable state and federal laws including, but not limited to, tax and securities laws. The Options will vest as set forth below in Section 4.2 and shall terminate under such conditions as generally are included in the Plan and any related stock option agreement.

     4.2  Vesting of the Options.
          ----------------------

          (a) From the Effective Date through February 9, 2001, no Options will vest. On February 9, 2001, 3/36 of the Options will vest. Thereafter, the unvested Options will

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vest in thirty-three equal increments on the monthly anniversary of the
Effective Date through November 9, 2003.

          (b) all unvested Options immediately will vest and become exercisable in the event of a Change of Control after February 8, 2001;

          (c) in the event the Employment is terminated after February 8, 2001 without "Cause" as that term is defined in Section 7.2 of this Agreement, in
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addition to any already vested Options, up to 500,000 non-statutory Options immediately will vest and become exercisable on the date of termination.

      4.3  Continued Employment.  Except as described in this Section, vesting
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of the Options pursuant to this Agreement is earned only by continuing as an employee of the Company at the will of the Company (not through the act of being granted the Option or acquiring shares hereunder). This Agreement, the transactions contemplated under it and the vesting schedule set forth in this Agreement do not constitute an express or implied promise of continued engagement for the vesting period, for any period, or at all.

5.  Expenses.  The Company will pay on behalf of Employee (or reimburse
    --------
Employee) reasonable expenses incurred by Employee at the request of, or on behalf of, the Company in the performance of Employee's duties pursuant to this Agreement, and in accordance with the Company's employment policies, including reasonable expenses incurred by Employee (a) while attending conventions, seminars and other business meetings, (b) for appropriate business entertainment activities and (c) for appropriate promotional expenses. The Company also will reimburse Employee for the legal expenses incurred by Employee in the initial review and execution of this Agreement in an amount up to Three Thousand Dollars ($3,000). In addition, the Company will reimburse Employee for the reasonable costs of equipping a home office (e.g. computer, phone line, printer and facsimile). Employee shall file expense reports with respect to such expenses in accordance with the Company's policies.

6.  Vacations and Holidays.  Employee will be entitled to paid vacation in an
    ----------------------
amount of four weeks per year. Employee may carry-over from one year to the next any accrued but unused vacation up to a maximum of six weeks of vacation. Once Employee accrues the maximum vacation, he will not accrue additional vacation until he takes enough vacation to bring his accrual below the maximum. Employee may take vacation at such time or times as approved by the Board. Employee is entitled to holidays in accordance with the holiday policies of the Company in effect for its employees from time to time.

7.  Payment upon Termination of Employment. Upon termination of Employee's
    --------------------------------------
Employment, the Company will be obligated to pay to Employee only such compensation as is provided in this Section 7.

     7.1  Termination of Employee For Any Reason on or Before February 8, 2001.
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In the event Employee's Employment terminates for any reason on or before
February 8, 2001, Employee will be eligible for payment of the Salary and accrued but unused vacation through the date of such termination.

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     7.2  Termination of Employee without Cause After February 8, 2001.  In
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the event the Company terminates Employee's Employment without "Cause" after
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February 8, 2001, Employee will be eligible for payment of the Salary and accrued but unused vacation through the date of such termination and severance payments (the "Severance Payment") in an aggregate amount equal to (a) the Salary plus (b) an amount equal to the Additional Compensation, if any, paid to Employee during the twelve (12) month period preceding termination. The Severance Payment, if any, will be paid in a lump sum within 45 days of termination. Employee's receipt of the Severance Payment is conditioned upon his execution of a release of all claims effective as of the termination date, in substantially the form attached to this Agreement as Exhibit B. Termination for
 "Cause" occurs if Employee is terminated for any one of the following reasons:
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(i) Employee's material breach of this Agreement; (ii) Employee's material failure to adhere to any written policy of the Company that is legal and generally applicable to officers of the Company; (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; or (vi) willful misconduct.

     7.3  Termination of Employee for Cause after February 8, 2001. In the
          --------------------------------------------------------
event that the Company terminates Employee for Cause after February 8, 2001, Employee will be entitled to receive the portion of the Salary accrued and owing to Employee only through the date of such termination. In addition, at the option of the Company in its sole discretion, Employee may be eligible for the Severance Payments as described in Section 7.2 in exchange for his execution of a release of all claims effective as of the termination date, in substantially the form attached to this Agreement as Exhibit B.
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     7.4  Termination of Employment following Death or Disability. Where the
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Employment is terminated following Employee's death or where the Employment is terminated as a result of Employee suffering a disability which cannot be reasonably accommodated and which renders him unable to perform the essential functions of his position for 120 days, Employee is eligible for payment of the Salary and accrued but unused vacation through the date of such termination.

     7.5  Termination for Any Other Reason.  If Employee terminates his
          --------------------------------
employment for any reason, then Employee only will be entitled to receive the portion of the Salary accrued and owing to Employee through the date of such termination.

     7.6  Benefits.  Employee's accrual of, or participation in plans providing
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for, the Benefits will cease at the effective date of Employee's termination, and Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

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8. General Provisions.
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     8.1  Representations and Warranties by Employee.  Employee represents and
          ------------------------------------------
warrants to the Company that the execution of this Agreement and the performance by Employee of his obligations under this Agreement will not: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

     8.2  Obligations Contingent on Performance.  The obligations of the Company
          -------------------------------------
under this Agreement, including its obligation to pay the compensation provided for in this Agreement, are contingent upon Employee's performance of Employee's obligations under this Agreement.

     8.3  Waiver. No waiver of any provision or consent to any exception to the
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terms of this Agreement or any agreement contemplated by this Agreement will be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent, and instance so provided.

     8.4  Binding Effect; Delegation of Duties Prohibited.  This Agreement shall
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inure to the benefit of, and shall be binding upon, the parties to this
Agreement and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Employee under this Agreement, being personal, may not be delegated.

     8.5  Notices.  All notices, amendments, consents, waivers, and other
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communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

          If to the Company:  DAOU Systems, Inc.
                              5120 Shoreham Place
                              San Diego, CA  92122
                              Attention:  Chairman of the Board
                              Facsimile No.:  (619) 452-2789

          With a copy to:     Baker & McKenzie
                              Two Allen Center, Suite 1200
                              1200 Smith Street
                              Houston, Texas 77002
                              Attention:  Alan Harvey, Esq.
                              ---------
                              Facsimile No.:  (713) 427-5099

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          If to Employee:     James T. Roberto


                              Facsimile No.:

     8.6  Entire Agreement; Amendments.  This Agreement, including its exhibits,
          ----------------------------
contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties to this Agreement.

     8.7  Governing Law.  This Agreement will be governed by the laws of
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California without regard to conflicts of law principles.

     8.8  Jurisdiction. Any proceeding seeking to enforce any provision of, or
          ------------
based on any right arising out of, this Agreement will be brought against any of the parties in the United States District Court for California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to that venue. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     8.9  No Undue Influence.  This Agreement is executed voluntarily and
          ------------------
without any duress or undue influence. Employee acknowledges that he has read this Agreement and executed it with his full and free consent. No provision of this Agreement shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Agreement.

     8.10  Arbitration.  The parties agree that any controversy between the
           -----------
Company and Employee arising from the Employment or termination of the Employment, including, without limitation, any controversy related to the construction or application of any of the terms of this Agreement, arbitrability of this Agreement, claims for statutory violations, including claims for violation of the Civil Rights Act of 1991 (Title VII), the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Employment and Housing Act, or any amendments to those statutes, claims for wages or other compensation, or other claims arising out of the Employment, shall, on the written request of Employee or the Company, be submitted to final and binding arbitration. Arbitration shall be pursuant to the Employment Arbitration Rules
                                                                         -----
(the "Rules") of the American Arbitration Association (the "AAA").  The
                                                            ---
arbitration will take place in San Diego, California at the offices of the AAA. All fees and costs will be allocated to the parties to the arbitration as determined by the arbitrator; provided, however, that each party will pay one-
                              --------  -------
half of the estimated arbitrator's fees up front and, if either party fails to do so, then a default will be entered against such party solely with respect to such fees. Any determination of the arbitrator shall be final and binding on the parties. Nothing in this Agreement will prevent a party hereto from applying to a court that would otherwise have jurisdiction for provisional or interim injunctive or other equitable measures.

      8.11  Section Headings, Construction.  The section headings in this
            ------------------------------
Agreement are provided for convenience only and will not affect its construction or interpretation.

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      8.12  Severability.  If any provision of this Agreement is held invalid or
            ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      8.13  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


DAOU SYSTEMS, INC.                      EMPLOYEE:



By:  /s/Georges Daou                    By:  /s/ James T. Roberto
   ------------------------------          -----------------------------------
   Georges Daou                            James T. Roberto
   Chairman of the Board of Directors


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